UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 11, 2025, BladeRanger Ltd. (TASE: BLRN) (“BladeRanger”), a public company organized under the laws of Israel, filed an immediate report with the Tel Aviv Stock Exchange and the Israel Securities Authority disclosing that on such date it had entered into a binding letter of intent (the “LOI”) with VisionWave Holdings, Inc. (the “Company”) pursuant to which the Company would acquire 100% of the issued and outstanding share capital of Solar Drone Ltd., a wholly-owned subsidiary of BladeRanger (“Solar Drone”), in exchange for 1,800,000 shares of the Company’s common stock, $0.01 par value per share.

Only certain provisions of the LOI are binding on the parties, including those relating to exclusivity, confidentiality, expenses, registration rights, governing law, and termination. The LOI is otherwise non-binding with respect to the proposed acquisition and constitutes only an agreement to negotiate in good faith toward the execution of a definitive share purchase agreement (the “Definitive Agreement”). Execution of the Definitive Agreement is subject to, among other things, the satisfactory completion of due diligence by both parties and the absence of any material adverse change in the business of Solar Drone Ltd. Even if a Definitive Agreement is executed, closing of the proposed acquisition will remain subject to the satisfaction or waiver of various conditions precedent, including the receipt of all required corporate and third-party approvals.

The Company wishes to note that it has conducted an extensive review of Solar Drone contained in BladeRanger’s public filings and financial disclosures and feels comfortable with the scope and transparency of the information provided. Given BladeRanger’s status as a public company, and based on all findings to date, the Company intends to proceed toward signing a Definitive Agreement with the goal of completing the acquisition, unless an unforeseen material adverse event occurs that would make closing imprudent or impossible. Accordingly, the Company continues to advance all necessary technical, legal, and financial due-diligence workstreams with the goal of consummating the acquisition within the timetable outlined in the LOI.

There can be no assurance that a Definitive Agreement will be executed or, if executed, that the proposed acquisition will be consummated on the terms contemplated by the LOI, on any other terms, or at all. The failure to execute a Definitive Agreement or to complete the proposed acquisition could result from numerous factors, including unsatisfactory due diligence results, inability to obtain necessary approvals, or changes in market conditions.

The information in this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VisionWave Holdings Inc.

By: /s/ Douglas Davis

Name: Douglas Davis

Title: Executive Chairman

Date: November 12, 2025